UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 15, 2020

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WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-06936 (Commission File Number) WD 40 CO (Commission Company Name)	95-1797918 (I.R.S. Employer Identification Number)

9715 Businesspark Avenue, San Diego, California 92131 (Address of principal executive offices, with zip code)

(619) 275-1400 (Registrant’s telephone number, including area code)

n/a (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.001 per share	WDFC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2020 the Board of Directors of WD-40 Company elected Graciela I. Monteagudo as a director of WD-40 Company

Ms. Monteagudo most recently served as president and CEO of Lala U.S., Inc. which she joined in 2017. Prior to that Ms. Monteagudo held key executive positions at companies including Mead Johnson Nutrition, Walmart Mexico and Procter & Gamble. Ms. Monteagudo currently serves as a director of ACCO Brands Corporation (NYSE:ACCO) and The Juice Plus+ Company. She received her Bachelor of Science in Industrial Engineering from Universidad Panamericana and her Master’s in Business Administration from Instituto Tecnológico Autónomo de México. In 2019, Ms. Monteagudo was recognized as a National Association of Corporate Directors (NACD) Board Leadership Fellow and was included in Women Inc.’s Most Influential Corporate Directors issue. Ms. Monteagudo has dual Mexican and American citizenship and has held senior management positions in both Latin America and the United States.

Ms. Monteagudo was elected to fill a vacancy on the Board of Directors created by approval of a contemporaneous resolution to increase the authorized number of directors from ten to eleven. Ms. Monteagudo has been appointed to serve as a member of the Audit Committee and the Corporate Governance Committee of the Board of Directors.

For her service as a director from the date of her election to the next annual meeting of stockholders, Ms. Monteagudo is entitled to compensation in accordance with the terms of the WD-40 Directors’ Compensation Policy and Election Plan adopted by the Company’s Board of Directors on October 7, 2019. Accordingly, Ms. Monteagudo has received a restricted stock unit (“RSU”) award covering 370 shares of the Company’s common stock, which has a fair market value of $69,948.50 as of the June 15, 2020 award grant date. The RSU award is fully vested and provides for the issuance of 370 shares of the Company’s common stock to Ms. Monteagudo following her termination of service as a director. Until issuance of the RSU shares, the RSUs awarded will be entitled to receive dividend equivalent payments with respect to the RSUs, payable in cash as and when dividends are declared upon the Company’s common stock. In accordance with the WD-40 Directors’ Compensation Policy and Election Plan, Ms. Monteagudo is also entitled to receive annual base compensation for service as a director until the next annual meeting of stockholders in the amount of $40,500. As a member of the Audit Committee and the Corporate Governance Committee, Ms. Monteagudo will receive additional cash compensation of $4,000 and $2,000, respectively, for her service on these committees until the next annual meeting of stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company
(Registrant)

Date: June 19, 2020	/s/ JAY W. REMBOLT
Jay W. Rembolt
Vice President, Finance
Treasurer and Chief Financial Officer